UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

     EGA EMERGING GLOBAL SHARES TRUST
(Exact name of registrant as specified in its Trust Instrument)

Delaware (State of incorporation or organization)	See Below (I.R.S. Employer Identification No.)

171 East Ridgewood Avenue, Ridgewood, NJ (Address of principal executive offices)	07450 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class Name of each exchange on which to be so registered each class is to be registered Shares of beneficial interest, no par value NYSE Arca, Inc.

Securities to be registered pursuant to Section 12 (g) of the Act:

None (Title of class)

Item 1. Descriptions of Registrant’s Securities to be Registered.

     A description of the shares of beneficial interest, no par value, of EGA Emerging Global Shares Trust (the “Trust”) to be registered hereunder is set forth in the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-155709; 811-22255), which description is incorporated herein by reference.

     The series of the Trust that are registering securities, and their I.R.S. Employer Identification Numbers, are as follows:

Emerging Global Shares Dow Jones Emerging Markets Titans Composite Index Fund:              264507674

Emerging Global Shares Dow Jones Emerging Markets Basic Materials Titans Index Fund:	264508894
Emerging Global Shares Dow Jones Emerging Markets Metals & Mining Titans Index Fund:	264508936
Emerging Global Shares Dow Jones Emerging Markets Consumer Goods Titans Index Fund:	264508983
Emerging Global Shares Dow Jones Emerging Markets Energy Titans Index Fund:	264507926
Emerging Global Shares Dow Jones Emerging Markets Financials Titans Index Fund:	264509052

Item 2.  Exhibits

      1. The Trust’s Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-155709; 811-22255), as filed with the Securities and Exchange Commission via EDGAR on May 7, 2009.

     2. The Trust’s By-laws are incorporated herein by reference to Exhibit (b) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-155709; 811-22255), as filed with the Securities and Exchange Commission via EDGAR on November 26, 2008.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 20th day of May, 2009.

EGA EMERGING GLOBAL SHARES TRUST

By:	/s/ Robert C. Holderith
Name:	Robert C. Holderith
Title:	President